SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-06544	74-1648137
(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, Texas 77077-2099
(Address of principal executive offices, including zip code)

(281) 584-1390
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 23, 2003, Richard J. Schnieders, Chairman and CEO of Sysco Corporation (“SYSCO”), entered into a stock trading plan with Smith Barney to sell up to 25,138 shares of SYSCO common stock currently owned by him pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Subject to certain conditions, the shares will be sold on August 13, 2003 and October 29, 2003. Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be sold pursuant to the plan. Rule 10b5-1 provides certain defenses to actions under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for transactions conducted pursuant to written trading plans that satisfy the conditions of the Rule. All sales will be made in compliance with SYSCO’s Policy on Trading in Company Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION
Date: July 10, 2003	By: /s/ John K. Stubblefield, Jr. Name: John K. Stubblefield, Jr. Title: Executive Vice President, Finance and Administration